SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 28, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                   001-16533                    63-1261433
(State of Incorporation)     (Commission File No.)       (IRS Employer I.D. No.)


    100 Brookwood Place, Birmingham, Alabama                   35209
    (Address of Principal Executive Office )                 (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Securities
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

|_| Pre-commencement pursuant to Rule 13e-(c) under the Exchange Act (17CFR
    240.13e-(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 28, 2005 ProAssurance Corporation (the "Registrant") and NCRIC Group, Inc. ("NCRIC") entered into an Agreement and Plan of Merger which provides for the merger of NCRIC into a newly formed wholly owned subsidiary of the Registrant. Under the terms of the agreement each holder of common stock of NCRIC will have the right to receive 0.25 of a share of Registrant's common stock for each share of NCRIC common stock. This exchange ratio is subject to adjustment in the event that the market price of the Registrant's stock prior to the closing either exceeds $44 or is less than $36 such that the exchange ratio would then be adjusted so that the value of the Registrant's stock to be issued for a NCRIC share would neither exceed $11 nor be less than $9, respectively. The transaction is subject to required regulatory approvals and a vote of NCRIC stockholders and is expected to close early in the third quarter of 2005. A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.



Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description
-----------         -----------

        2.1 Agreement and Plan of Merger dated as of February 28, 2005 among ProAssurance Corporation, NCRIC Group, Inc. and NCP Merger Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2005



                                                     PROASSURANCE CORPORATION




                                                     By: /s/ Howard H. Friedman
                                                     ---------------------------
                                                         Howard H. Friedman
                                                         Chief Financial Officer